Exhibit 99.5

CODE FOR ETHICS

FOR

SENIOR FINANCIAL OFFICERS

This Code of Ethics applies to the Chief Executive Officer, Chief Financial Officer, Controller and any other officer designated by the CEO as a senior financial officer (“Senior Financial Officers”) of Coach Industries Group, Inc. (the “Company”). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. The obligations of the Code of Ethics supplement, but do not replace, the Code of Business Conduct applicable to all employees.

1.	Senior Financial Officers are expected to carry out their responsibilities honestly and with integrity, exercising at all times their best independent judgment.

2.	Senior Financial Officers are responsible for assuring full, fair, accurate, timely and understandable disclosure of relevant financial information to shareholders and investor. In particular they are responsible for assuring that the Company complies with SEC rules governing disclosure of financial information and for assuring that press releases and communications with investors and securities analysts are fair and accurate. Among other things, Senior Financial Officers shall:

(a)	Establish and maintain internal controls and procedures and disclosure controls and procedures designed to assure that financial information is recorded, processed and transmitted to those responsible for preparing periodic reports and other public communications containing financial information so that they are complete, accurate and timely.

(b)	Oversee the appropriate personnel to help ensure that the internal controls and procedures and disclosure controls and procedures are being followed.

(c)	Carefully review each periodic report for accuracy and completeness before it is filed with the SEC and carefully review each public communication containing financial information before it is released.

(d)	Promptly disclose to their superiors, and if necessary to the Audit Committee of the Board of Directors and the Company’s independent auditors, any material weaknesses in, or concerns regarding, the Company’s disclosure controls or internal controls.

(e)	Never create or maintain secret or unrecorded funds, assets, or accounts, or intentionally make a payment or approve an invoice, expense report or other document that is incorrect, misleading or inaccurate.

(f)	Comply at all times with applicable governmental laws, rules and regulations.

3.	Senior Financial Officers should promptly bring to the attention of the Audit Committee or the full Board of Directors:

(a)	Any matters that could compromise the integrity of the Company’s financial reports.

(b)	Any disagreement with respect to any material accounting matter, and

(c)	Any violation of this Code of Ethics or of any law or regulation related to the Company’s accounting of financial affairs.

4.	No Senior Financial Officer may discharge, demote, suspend, threaten, harass, or in any other manner discriminate against an employee in the terms and conditions of employment because of any lawful act done by the employee (1) to provide information, cause information to be provided or otherwise assist in an investigation regarding any rule or regulation of the Securities and Exchange Commission, or any provision of Federal law related to fraud against shareholders or (2) to file, cause to be filed, testify, participate in, or otherwise assist in a proceeding files or about to be filed (with any knowledge of the employer) relating to an alleged violation of law, including any rule or regulation of the Securities and Exchange Commission, or any provision of Federal law relating to fraud against shareholders.

5.	The Audit Committee of the Board of Directors shall approve any waiver or amendment of this Code of Ethics, and any such waiver or amendment shall be disclosed promptly, as required by law or SEC regulation.

6.	A failure by any Senior Financial Officer to comply with the laws or regulations governing the Company’s business, this Code of Ethics or any other Company policy or requirement may result in disciplinary actions, including termination, and, if warranted, legal proceedings. The Audit Committee will investigate violations and appropriate action will be taken in the event of any violations of this Code of Ethics.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Please indicate that you have received, read and will abide by this Code of Ethics for Senior Financial Officers by signing your name and dating the attached acknowledgement and returning it promptly to the Chairman of the Company.

ACKNOWLEDGMENT

I certify that I have received and read and that I will abide by the Code of Ethics for Senior Financial Officers distributed to me on                     , 2006.

Signature

Print your name

Tile:

Date: